UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2021

IMARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39247	81-1523849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue, 6th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 206-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	IMRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 1, 2021, IMARA Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement, dated April 1, 2021 (the “Sales Agreement”) with Cantor Fitzgerald & Co., as agent (“Cantor Fitzgerald”), pursuant to which the Company may issue and sell shares of its common stock, $0.001 par value per share, having an aggregate offering price of up to $75,000,000 (the “Shares”) from time to time through Cantor Fitzgerald (the “Offering”).

Upon delivery of a placement notice by the Company and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald may sell the Shares in accordance with the terms set forth in the placement notice and by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Global Select Market (“Nasdaq”) or on any other existing trading market for the Company’s common stock. Subject to the terms of a placement notice, Cantor Fitzgerald may also sell the Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, subject to the terms of the placement notice.

The Company has no obligation to sell any of the Shares under the Sales Agreement. The Company or Cantor Fitzgerald may suspend or terminate the offering of Shares upon notice to the other party, subject to certain conditions. Under the Sales Agreement, Cantor Fitzgerald has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq to sell the Shares in accordance with the terms of the applicable placement notice.

The Company has agreed to pay Cantor Fitzgerald commissions for its services in acting as agent in the sale of the Shares in the amount equal to 3.0% of the aggregate gross proceeds from the sale of the Shares pursuant to the Sales Agreement. The Sales Agreement contains customary representations and warranties, covenants of each party, and conditions to the sale of any Shares by Cantor Fitzgerald. Additionally, each party has agreed in the Sales Agreement to provide indemnification and contribution against certain liabilities, including liabilities under the Securities Act, subject to the terms of the Sales Agreement.

The Sales Agreement shall remain in effect unless terminated by either party on the terms set forth therein. Cantor Fitzgerald may terminate the Sales Agreement at any time in specified circumstances. The Company and Cowen each has the right to terminate the Sales Agreement in its sole discretion at any time upon notice to the other party as set forth in the Sales Agreement.

The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed as Exhibit 1.2 to the universal shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2021 (the “Registration Statement”).

The Shares to be sold under the Sales Agreement, if any, may be issued and sold pursuant to the Registration Statement, after such time as the Registration Statement is declared effective by the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMARA Inc.

Date: April 1, 2021	By:	/s/ Rahul D. Ballal
	Name:	Rahul D. Ballal
	Title:	President and Chief Executive Officer